Shareholder Update November 2011

2 Forward - Looking Statements Certain statements in this Shareholder Update, and other written or oral statements made by or on behalf of us are "forward - looking statements" within the meaning of the federal securities laws . Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward - looking statements within the meaning of these laws . Forward looking statements include, without limitation, statements regarding market activity, synergies that may be realized from the acquisition of International Resource Partners LP (IRP) and demand for and trends related to metallurgical coal and thermal coal . These forward - looking statements are subject to a number of risks and uncertainties . These risks and uncertainties include, but are not limited to, the following : a change in the demand for coal by electric utility customers ; the loss of one or more of our largest customers ; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices ; our dependency on railroads for transportation of a large percentage of our products ; failure to exploit additional coal reserves ; the risk that reserve estimates are inadequate ; failure to diversify our operations ; increased capital expenditures ; encountering difficult mining conditions ; increased costs of complying with mine health and safety regulations ; bottlenecks or other difficulties in transporting coal to our customers ; delays in the development of new mining projects ; increased cost of raw materials ; the effects of litigation, regulation and competition ; lack of availability of financing sources ; our compliance with debt covenants ; the risk that we are unable to successfully integrate acquired assets into the business ; our cash flows, results of operation or financial condition ; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business ; governmental policies and regulatory actions ; legal and administrative proceedings, settlements, investigations and claims ; weather conditions or catastrophic weather - related damage ; our production capabilities ; availability of transportation ; market demand for coal, electricity and steel ; competition ; our relationships with, and other conditions affecting, our customers ; employee workforce factors ; our assumptions concerning economically recoverable coal reserve estimates ; future economic or capital market conditions ; our plans and objectives for future operations and expansion or consolidation ; our ability to integrate successfully operations that we have or may acquire or develop in the future, including those of IRP, or the risk that any such integration could be more difficult, time - consuming or costly than expected ; the consummation of financing transactions, acquisitions or dispositions and the related effects on our business ; uncertainty of our expected financial performance following completion of the IRP acquisition ; disruption from the IRP acquisition making it more difficult to maintain relationships with customers, employees or suppliers ; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC) . The Company’s management believes that these forward - looking statements are reasonable ; however, you should not place undue reliance on such statements . These statements are based on current expectations and speak only as of the date of such statements . The Company undertakes no obligation to publicly update or revise any forward - looking statement, whether as a result of future events, new information or otherwise .

3 Agenda ● Operations Review ● Opening Comments ● Market Review ● Miscellaneous

4 Opening Comments Summary ● Within JRCC, Q - 3 Was a Relatively Uneventful Quarter ● 2 Vessels (165,000 Tons) of Met Coal Were Moved From Q - 3 (Jul - Sep) into Q - 4 (Oct - Dec) ● Reached Agreements to Ship 2.4 Million Tons of Central Appalachian (CAPP) and Midwest Coal in 2012 ● Integration of IRP and Logan & Kanawha is Substantially Complete ● Continuing To Maintain A Strong Balance Sheet With a Cash Balance of $209 Million and Available Liquidity Of $248 Million

5 Agenda ● Operations Review ● Opening Comments ● Market Review ● Miscellaneous

6 Operations Review Safety/Regulatory ● Non - Fatal Days Lost (NFDL) Rate of 1.44 ● Bevin’s Branch Won MSHA/NMA Sentinels of Safety Award ● Tan Trough Won Safest Large Mine in MSHA District 7 ● Added 2nd Continuous Miner Equipped with Proximity Detection ● Completed Building ≈90 Seals at Two Coal Mines ● Reduces Mine Size and Regulatory Footprint

7 Operations Review Central Appalachia ● Jellico Mine Reopened After Flood ● Flood Added Substantially to Jellico Costs in Q - 3 ● Coal is Being Shipped into the PCI Market ● Miniard Branch to Open as a Replacement Mine in Q - 4 ● Pound Mill to Open as a Replacement Mine in Q - 4 ● Mine 88 Ramped Up to Full Production in Q - 3

8 Operations Review Midwest ● New Log Creek Preparation Plant Began Processing Coal in September ● Continuing to Run Operations at a Reduced Rate to Meet Customer Demand And Control Inventory

9 Agenda ● Operations Review ● Opening Comments ● Market Review ● Miscellaneous

10 Market Review 10 Metallurgical Coal ● 2012 Calendar Year Business is Currently Being Settled ● Prices Up From 2011 Domestic International ● Prices Have Softened From June 2011 ● The “Easing is Easing” ● Trend is to Even More Quarterly Pricing ● Price Discussions for Jan - Mar are Expected in December

11 Market Review 11 Thermal Coal Domestic International ● USA Seems to b e Moving to Base Supply Status ● We Like the Long Term Fundamentals ● Our Coal Will Travel Well - High BTU & Relatively Low Sulfur ● Concluded Several New Contracts in CAPP and Midwest ● Will Ship Midwest Coal to Export Markets in Q - 4 ● Stoker Market Remains Firm

12 Market Review 12 CY2012 Thermal Coal Economics In Europe CY2012 Clean Dark Spread ( € / MWh ) 4.00 5.00 6.00 7.00 8.00 9.00 10.00 11.00 12.00 13.00 14.00 May 3, 2010 Oct, 12, 2011 Source: Barclays Capital London Trading Office Favors Coal Favors Gas

13 Agenda ● Operations Review ● Opening Comments ● Market Review ● Miscellaneous

Miscellaneous Upcoming Investor Conferences and Meetings (Webcast May be Accessed at www.jamesrivercoal.com) November 17, 2011 Dahlman Rose 2 nd Annual Global Metals, Mining and Materials Conference New York December 1, 2011 UBS Coal Conference Boston 14 Early March 4th Quarter Earnings

15 Question and Answer Session